UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54374	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

The information set forth under “Employment Agreement” in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 28, 2011, the Board of Directors of Renewable Energy Group, Inc. (the “Company”) elected Daniel J. Oh as Chief Executive Officer, replacing Jeffrey Stroburg. Mr. Oh will retain the title as President as well. Mr. Stroburg will remain as Chairman of the Board.

(c), (d) On September 28, 2011, the Board of Directors of the Company appointed Mr. Oh as a director and the Chief Executive Officer of the Company, effective immediately.

Mr. Oh, age 46, has served as President of the Company since April, 2009. Mr. Oh served as the Company’s Chief Operating Officer from June 2007 until September 2011, the Company’s Chief Financial Officer and Executive Vice President from June 2006 to June 2007, and as Secretary from August 2006 until March 2009. From May 2004 to May 2006, Mr. Oh served at Agri Business Group, Inc., or ABG, an agribusiness management consulting firm, including as Associate Director, Director and Vice President. Prior to joining ABG, Mr. Oh served in several different positions, including Senior Financial Analyst, Financial Team Member and Manager, in the Corporate Finance and Investment Banking area of the Corporate Strategy and Business Development Group at Eli Lilly and Company, a global pharmaceutical company, from August 2001 to May 2004. From 2000 to August 2001, Mr. Oh served as a consultant with McKinsey & Company, a consulting firm, where he focused on the pharmaceutical industry. From 1987 to 1998, Mr. Oh served as an officer in the United States Army, earning the rank of Major. Mr. Oh holds an M.B.A. from the University of Chicago with concentrations in finance, accounting and strategic management, as well as a B.S. with a concentration in economics from the United States Military Academy. Mr. Oh serves as a director for the Ames Chamber of Commerce.

Employment Agreement

In connection with Mr. Oh’s appointments, the Company entered into an Employment Agreement with Mr. Oh dated September 28, 2011 (the “Employment Agreement”). The Employment Agreement has an initial term ending December 31, 2014, with automatic one-year extensions thereafter unless notice of non-extension is delivered by either party pursuant to the terms of the agreement. Under the agreement, Mr. Oh will receive an annualized base salary of $450,000 and will be entitled to an annual cash bonus payment at a target level of at least 75% of his base salary in effect on the 90th day after the first day of the performance period. Actual incentive payments will be based upon attainment of performance goals pre-determined by board of directors of the Company. Mr. Oh’s target annual bonus for the performance period ending December 31, 2011 will be $244,688.

Termination Payments

Termination For Cause or Resignation Without Good Reason. If, during the term of the Employment Agreement, we terminate Mr. Oh’s employment for cause or Mr. Oh resigns without good reason, Mr. Oh will forfeit all rights to any annual bonus for the fiscal year in which the termination of employment occurs, and will be entitled only to a payment equal to any accrued, but unpaid, base salary, bonuses, vacation pay and benefits.

Termination due to Death or Disability. If Mr. Oh’s employment is terminated due to death or disability, he or his estate will receive any accrued, but unpaid, base salary, bonuses, vacation pay and benefits and a pro-rated annual cash bonus payment if earned but assuming that any individual performance objectives were achieved at the target level. In such scenarios, there will also be no further vesting of any restricted stock unit or stock appreciation right awards.

Termination Without Cause or Resignation With Good Reason. If Mr. Oh is terminated without cause (as defined in Mr. Oh’s employment agreement) or resigns with good reason (as defined in Mr. Oh’s employment agreement), Mr. Oh will receive his base salary at the time of his termination or resignation for a period of one year, provided that such period will be (i) extended to 18 months upon the successful completion of an initial public offering of the Company’s common stock or listing of the Company’s common stock on a major exchange prior to Mr. Oh’s termination of employment, or (ii) reduced to six months if Mr. Oh is terminated due to the Company’s non-renewal of his employment agreement (the “Severance Salary Payment”). The Severance Salary Payment will be paid in a lump sum if Mr. Oh is terminated without cause or resigns for good reason following a change of control of the company. In addition, Mr. Oh will also receive (i) reimbursement of health insurance premiums during the period that Severance Salary Payments are made, (ii) job placement services for 12 months from the date of termination, not to exceed $30,000 in the aggregate, (iii) a pro-rated annual cash bonus payment, (iv) full acceleration of all equity-based compensation if Mr. Oh is terminated within 18 months of a change of control, and (v) any accrued, but unpaid, base salary, bonuses, vacation pay and other benefits.

Restricted Stock Unit Award

Pursuant to the Employment Agreement, on September 28, 2011, the Company granted Mr. Oh an award of restricted stock units (“RSUs”), which upon full vesting will entitle him to 1,000,000 shares of the Company’s Common Stock. The first half of the RSUs vest as to 25% on December 31 of each of 2011, 2012, 2013 and 2014, subject to Mr. Oh remaining employed on the respective vesting date. The second half of the RSUs vest as to 25% on December 31 of each of 2011, 2012, 2013 and 2014, subject to (i) achievement of a minimum percentage of the annual incentive plan performance goals for the applicable year (provided, that if the performance goals are not reached with respect to any year, the RSUs that did not vest in that year are eligible to vest on December 31 of 2016, 2017 or 2018 if a minimum percentage of the annual cash bonus performance goals is reached with respect to the year then ended) and (ii) Mr. Oh remaining employed on the respective vesting date.

Stock Appreciation Rights Award

On the earlier of (i) the pricing of an initial public offering of the Company’s common stock, (ii) the listing of the Company’s common stock on a major securities exchange, and (iii) September 30, 2012, we will grant Mr. Oh stock appreciation rights, or SARs, with respect to 1,000,000 shares of the Company’s Common Stock pursuant to the Company’s Amended and Restated 2009 Stock Incentive Plan. The SARs vest as to 25% on each of the first four anniversaries following the date of grant, subject to Mr. Oh’s continued employment through the respective vesting date.

The exercise price with respect to the SARs will be, (i) if the triggering event for the issuance of the SARs is an initial public offering, the initial price to the public of the common stock, (ii) if the triggering event for the issuance of such SAR is a listing on an exchange, the volume weighted average trading price of the common stock for the first ten trading days the stock is listed, and (iii) otherwise, the fair market value of the common stock as determined by the Company’s board of directors on the basis of an independent valuation prepared by Grant Thornton or another independent valuation firm mutually selected by us and Mr. Oh as of the applicable date of grant.

The SARs will expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) one year following the termination of the Mr. Oh’s employment by reason of death or disability, (iii) 90 days following any other termination of Mr. Oh’s employment other than for cause, and (iv) immediately prior to the termination of Mr. Oh’s employment for cause.

The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 28, 2011, between Renewable Energy Group, Inc. and Daniel J. Oh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer

4

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated September 28, 2011, between Renewable Energy Group, Inc. and Daniel J. Oh.